Exhibit 99.2

3Q 14 Financial Results
Conference Call

Forward Looking Statement
This presentation contains express or implied forward-looking statements within the Private Securities Litigation
Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our continued growth, our strategy to become the major supplier of rugged tablets to the multibillion MRM growing market, the growth of our aerospace and defense business, our revenues expectation for 2015, and our expectations regarding future higher margins and profits. Such forward-
looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the company's annual report on Form 10-K for the year ended
December 31, 2013 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters

Tali Dinar - Chief Financial Officer
David Lucatz - Chairman of the Board
and CEO
Shai Lustgarten - CEO of Micronet Ltd.

Quarter Overview
■   Strong revenue growth for quarter
    ■   43% increase over previous year
    ■   73% sequential growth
■   Local fleet vertical becoming larger portion of sales
■  Significantly diversifying our customer base
■   EBITDA positive with clear path to enhanced
                    profitability

Recent Transformative Acquisition
Progressing Well

■   In June, we consummated our acquisition of the U.S. Vehicle operation
■   Complementary product line with strong presence in local fleet vertical
■     U.S.-based MRM Division of Micronet Inc.
       ■     Enables MICT to establish strong U.S. sales and
              operational base
       ■     Headquartered in Salt Lake City, UT
■    Immediately accretive; 2013 revenues of $11M
■    Significantly expands customer base
Q3 Was First Full Quarter Including The U.S. Vehicle Operation

3Q 13 vs 3Q 14 Revenues
MRM
Driven by high growth in both divisions
Consolidated revenue grew 43.5% for the quarter

2Q 14 vs 3Q 14 Revenues
MRM
Also driven by high growth in both divisions
Consolidated revenue grew 73% from 2Q 14 to 3Q 14

MRM Sales Mix by Vertical

Growing Local Fleet Revenues
FY 2013
Long Haul
77%
Construction &
Heavy Equipment
32%
Local
Fleet 50%
Long Haul
18%
Construction &
Heavy Equipment
5%

Broadening Customer Diversity

3Q 2014
FY 2013
One Customer Accounted for
83% of Sales
Ten Customers Account for 83%
of Sales
% of MRM Division
Customer A
83%
Customer C
2%
Customer B
3%
Others
12%

Income Statement
	Quarter Ended September 30,
	2014	2013

Revenues	$ 11,415	$ 7,956
Cost of revenues	8,546	4,366
Gross profit	2,869	3,590
Gross profit margin	25%	45%
Operating expenses:
Research and development	546	755
% of sales	4.7%	9.5%
Selling and marketing	449	276
% of sales	3.9%	3.5%
General and administrative	1,738	1,223
% of sales	15%	15.4%
Amortization of intangible assets	306	93
Total operating expenses	3,039	2,347
% of sales	27%	29%

Basic and diluted	(0.09)	0.01
Weighted average common shares outstanding:	5,831,246	5,831,246

Non-GAAP

	Three Months Ended September 30,

	2014	2013

Net income	(506)	78
Amortization related to U.S. acquisition	213	-
Amortization related to Micronet acquisition	93	93
Total amortization of acquired intangible assets	306	93
Change in fair value of warrants	-	55
Amortization of UTA's note discount and related expenses	6	154
Stock-based compensation	6	7
Expenses relates to purchase of a business	79	-
Income tax-effect of above non-GAAP adjustments	(14)	(14)
Total non-GAAP net income	(123)	373
Non-GAAP net income per diluted share	(0.02)	0.06
Shares used in per share calculations	5,831,246	5,831,246

Strong Balance Sheet

MRM New Partnerships

Recent Contracts

XRS Corporation has certified Micronet
Enertec’s M-307 rugged computer tablet to
run the XRS solution.
Partnership will enable Micronet to leverage
Verizon’s extensive ecosystem of MRM
partners, VARS, and systems integrators,
providing them with ready access to
Micronet’s full line of Android -based MDTs
and tablets.

ELD Mandate Opportunity
▪ Drivers are required to keep records of hours of service (HOS)
 ▪ Cannot drive over 11 hours per day
 ▪ Required rest periods
▪ Electronic Logging Devices (ELDs) connect to engine and replace paper logbooks
▪ Law being put in place requiring ELDs
Today   500,000 ELD equipped trucks
Jan ’15  ～2.6 Million trucks will require ELD
Passed by
congress
Comment period
closed
Law
enacted
Law
enforced
July ‘12
June ‘14
Jan. ‘15
Jan. ‘17
 Background
 Timeline
 Market Opportunity

Looking Forward
MRM
▪Local fleet market expected to grow 37% between 2014 and
20161
Aerospace/Defense
▪Increased missile strike threat support interest for our missile systems
▪Strong performance continuing - 4Q expected to be of similar magnitude as 3Q
▪Profitability enhancement trend through growth and improved product mix
1 Licht and Associates study (November 20, 2013)
*
 Macro Trends
 Near to Medium Term

Thank You
Q & A